FABP Bancshares, Inc.

                Special Meeting of Shareholders, __________, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned shareholder(s) of FABP Bancshares, Inc. ("FABP Bancshares"), a Florida business corporation, hereby acknowledges receipt of the proxy statement/prospectus dated____________, 2001 and hereby appoints ________________ and _______________, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent and vote as designated below all of the FABP Bancshares common shares that the undersigned held of record on ________________, 2001, at the Special Meeting of Shareholders of FABP Bancshares, to be held in______________________________________________________
_____________________________________________________________, on
__________, 2001 at _____ a.m., or any adjournment or postponement thereof, on the following matters:

        I.      APPROVAL OF MERGER AGREEMENT

                Proposal to approve and adopt the Agreement and Plan of Merger dated as of June 28, 2001 by and between FABP Bancshares and Synovus Financial Corp., as described in the accompanying proxy statement/prospectus dated _________________, 2001.

    _        FOR               _       AGAINST           _        ABSTAIN

        II. In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof (the Board of Directors is not aware of any matter other than Proposal I which is to be presented for action at the Special Meeting).

     PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted FOR the approval of the Agreement and Plan of Merger. This Proxy should be marked, dated, and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.



                                           Dated:_________________ , 2001


                                            ------------------------------------
Name of Shareholder                                       Signature


                                            ------------------------------------
No. of Shares                                             Signature



                                  Exhibit 99.1